Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-44826, 333-58020, 333-118614, 333-135396, 333-161132 and 333-174355) and Form S-3 (No. 333-176121) and in the related Prospectuses, of Telik, Inc. our report dated March 7, 2014 relating to the financial statements as of and for the year ended December 31, 2013 which appears in this Annual Report on Form 10-K.

/S/ BURR PILGER MAYER, INC.

San Jose, California

March 7, 2014